                                                                   EXHIBIT 10.22


                    FIRST AMENDMENT TO OFFICE BUILDING LEASE


         THIS FIRST AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT ("Amendment"), by and between (i) DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, ("Landlord"), and (ii) AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation ("Tenant"), is executed effective as of the 1st day of July , 1997 (the "Effective Date").


                              W I T N E S S E T H:

         WHEREAS, Landlord heretofore entered into that certain Office Building Lease with Tenant dated October 1, 1996, under and pursuant to the terms of which Landlord has leased to Tenant certain office space (the "Premises") located in that certain building commonly known as "NationsBank Plaza" (the "Building"), which is located at 901 Main Street, Dallas, Dallas County, Texas, all as more particularly described in the Lease; and

         WHEREAS, Tenant desires to exercise its Right of Opportunity pursuant to Exhibit I of the Lease; and

         WHEREAS, Landlord has agreed to the foregoing upon the terms and conditions set forth below.

                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto do hereby covenant and agree that the Lease is amended, modified and supplemented as follows:

         1. Defined Terms. Except as expressly defined in this Amendment, all initial capitalized terms in this Amendment shall have the meaning assigned to such terms in the Lease.

         2. Certain Lease Modifications. From and after the Effective Date, the following terms and provisions shall apply, and the Lease shall be modified accordingly:

                 (a) Additional Floor Space. Landlord and Tenant acknowledge and agree that from and after July 1, 1997 the Premises shall be expanded to include approximately 2,874 square feet of Rentable Area on the 23rd floor of the Tower, as shown on Exhibit A attached hereto and made a part hereof (the "Additional Floor Space"), with the result that Paragraph 2(b) of the Basic Lease Provisions shall be deleted in its entirety and replaced with the following:

                          b. The "Agreed Rentable Area of the Premises" is 13,349 square feet.
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                 (b)      Exhibit B to the Lease shall be deleted in its
         entirety and replaced with Exhibit B to this Amendment.

                 (c)      Basic Annual Rent.   Landlord and Tenant acknowledge
         and agree that as of July 1, 1997, the Basic Annual Rent due under the Lease shall be increased to include the payment of rent for the Additional Floor Space, which is as follows:

              Rate Per Square Foot of       Basic Annual        Basic Monthly
              -----------------------       ------------        -------------
              Additional Floor Space        Rent Increase       Rent Increase
              ----------------------        -------------       -------------
              $18.00                        $51,732.00          $4,311.00

         Accordingly, Landlord and Tenant hereby acknowledge and agree that, as of July 1, 1997, Basic Annual Rent and Basic Monthly Rent as contained in 3(a) of the Basic Lease Provisions shall be increased to the following:

              Basic Annual             Basic Monthly
              ------------             -------------
                 Rent                     Rent
                 ----                     ----
              $208,857.00              $17,404.75


                 (d) Operating Cost. Landlord and Tenant acknowledge and agree that from and after July 1, 1997, Tenant's Pro Rata Share of Operating Costs and Energy Costs shall be adjusted to include the Additional Floor Space.

         3.      Exhibit I.  Landlord and Tenant acknowledge and agree that
Exhibit I of the Lease is hereby deleted and Tenant's Right of Opportunity is hereby null, void and extinguished (and of no force and effect) with the result that Tenant shall have no further rights and Landlord shall have no further obligations thereunder.

         4. AS IS. Landlord and Tenant acknowledge and agree, and Tenant hereby accepts the Additional Floor Space in its "AS IS, WHERE IS" condition, with all faults and conditions.

         5. Broker. Tenant represents and warrants that Tenant has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment. Tenant hereby agrees to defend, indemnify and hold harmless Landlord, from and against any claim by third parties for brokerage, commission, finders or other fees relative to this Amendment resulting from or arising out of any acts or agreements of Tenant.

         6. Effect of this Amendment. Except as specifically amended by the provisions hereof, the terms and provisions in the Lease shall continue to govern the rights and obligations of the parties thereunder, and all provisions and covenants of the Lease shall remain in full force and effect as stated therein. In addition, the Lease hereby is amended and modified in a manner consistent with the terms and provisions of this Amendment. This Amendment and the Lease shall

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be construed as one instrument.   In the event of any conflict between this
Amendment and the Lease, the terms and provisions of this Amendment shall control and shall be paramount, and the Lease shall be construed accordingly. The terms, provisions and covenants of this Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives. The terms and conditions of this Amendment may not be modified, amended, altered or otherwise affected except by instrument in writing executed by Landlord and Tenant. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE AMENDMENT OF THE LEASE, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN LANDLORD AND TENANT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LANDLORD AND TENANT.

         7.      Counterparts.    This Amendment may be executed in multiple
counterparts, each of which for all purposes is deemed an original, and all of which constitutes collectively but one instrument; but in making proof of this Amendment, it shall not be necessary to produce or account for more than one
(1) counterpart.


            (The balance of this page is intentionally left blank.)





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         IN WITNESS WHEREOF, Landlord and Tenant executed this Amendment in multiple counterparts as of the Effective Date.


Address:                                 LANDLORD:

4110 NationsBank Plaza                   DALLAS MAIN CENTER LIMITED PARTNERSHIP,
901 Main Street                          a Delaware limited partnership
Dallas, TX 75202                         (successor by merger to Dallas Main
                                         Center J.V. #1)

                                         By:     PREMISYS REAL ESTATE SERVICES,
                                                 INC., a Pennsylvania
                                                 corporation, its agent


                                                 By:
                                                     --------------------------
                                                 Name: Mike Lafitte
                                                       ------------------------
                                                 Title: Vice President
                                                        -----------------------


Address:                                 TENANT:

2301 NationsBank Plaza                   AMERICAN PHYSICIAN PARTNERS, INC.
901 Main Street                          a Delaware corporation
Dallas, TX 75202

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------








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                                  EXHIBIT "A"

                             ADDITIONAL FLOOR SPACE





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                                   EXHIBIT"B"

         This Exhibit is attached to and a part of that certain First Amendment to Office Building Lease effective as of July 1, 1997, executed by and between DALLAS MAIN CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, ("Landlord") and AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation ("Tenant") (the "First Lease Amendment"), which amends and modifies that certain Lease Agreement dated as of October 1, 1996, executed by and between Landlord and Tenant (the "Lease"). By the terms of the First Lease Amendment, this Exhibit "B" replaces the original Exhibit "B" to the Lease (the "Original Exhibit "B""), such Original Exhibit "B" being deleted in its entirety and replaced hereby. Any capitalized term not defined herein shall have the meaning assigned to it in the provisions of the Lease and the First Lease Amendment identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree that the attached Floor Plan is the Floor Plan for the Premises:


PREPARER OF LEASE FORM TO ATTACH FLOOR PLAN





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                    13,349 Rentable Square Feet, Suite 2301

                              (Entire Floor Plan)





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